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                                                                      EXHIBIT 11

STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS (LOSS):
(In thousands, except number of days and per share data)

         (A) Computation of the weighted average number of shares of common stock outstanding for the year ended September 30, 2002, 2001 and 2000:

                                                                            WEIGHTED
                             SHARES OF    NUMBER OF DAYS    NUMBER OF   NUMBER OF SHARES
                           COMMON STOCK    OUTSTANDING     SHARE DAYS     OUTSTANDING
                           ------------   --------------   ----------   -----------------
2002
----
October 1 - September 30       7,065            365         2,578,655
Shares Issued                     64          Various          12,347
                               -----                        ---------
                               7,129                        2,591,002        7,099
                               =====                        =========        =====

2001
----
October 1 - September 30       7,027            365         2,565,004
Shares Issued                     38          Various           9,276
                               -----                        ---------
                               7,065                        2,574,280        7,053
                               =====                        =========        =====

2000
----
October 1 - September 30       6,926            366         2,534,962
Shares Issued                    101          Various          23,115
                               -----                        ---------
                               7,027                        2,558,077        6,989
                               =====                        =========        =====

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         (B)      Computation of Earnings (Loss) Per Share:

                  Computation of earnings (loss) per share is net earnings
                  (loss) divided by the weighted average number of shares of common stock outstanding for the years ended September 30,

                                                       2002                   2001                  2000
                                                      ------                 ------                -------
Basic:
 Weighted average number of shares
  of common stock outstanding                          7,099                  7,053                 6,989
                                                      ------                 ------                ------

 Net earnings (loss)                                 ($1,317)                $  451                $  880
                                                      ------                 ------                ------

 Net earnings (loss) per share                       ($ 0.19)                $ 0.06                $ 0.13
                                                      ======                 ======                ======

Assuming dilution:
 Weighted average number of shares
  of common stock outstanding                          7,099                  7,053                 6,989
 Net effect of dilutive stock
  options-not included if the
  effect was antidilutive                                  0                     40                    31
                                                      ------                 ------                ------
 Total                                                 7,099                  7,093                 7,020
                                                      ------                 ------                ------

 Net earnings (loss)                                 ($1,317)                $  451                $  880
                                                      ------                 ------                ------

 Net earnings (loss) per share                       ($ 0.19)                $ 0.06                $ 0.13
                                                      ======                 ======                ======